UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BroadVision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials were first used by BroadVision, Inc. on August 2, 2005 in discussing the proposed transaction referred to in the materials below with its employees, and BroadVision may use these materials in the future for similar purposes:

All,

For those of you unable to attend the all-hands meeting on Thursday, we’d like to ensure that you have every opportunity to hear the activities in progress and to ask questions.

On Tuesday we had some technical issues that prevented many people from hearing the presentation. Therefore, we reviewed the information from Tuesday in addition to presenting a progress update from the Global Leadership Council (GLC).

We understand that the lack of communication has been difficult. Now  that the Vector Capital transaction has been announced, we intend to actively communicate  with you about our ongoing business and the company’s future direction. We have set up an email box for customers, partners and employees at askbv@broadvision.com.  The purpose of this email box is to deal with questions about BroadVision’s business going forward, but not about the acquisition itself. For any specific questions regarding the acquisition, please refer to your manager, or better yet read our proxy statement when we issue it in a few weeks’ time.

Customer Communication

As the press release hit the wire, we sent over 6,000 emails, including the email box askbv@broadvision.com, to customers and partners. Also the BroadVision executive team has been calling the top 120 customers. In addition to questions, we’ve received accolades from around the world.  Most customers have been very pleased and supportive.  Executives and Chris Nicholson, a General Partner from Vector Capital and the champion of this deal, are available to speak with customers and prospects as needed.

While some analysts remain tentative, others have expressed enthusiasm and support for the acquisition. Forrester has written a report titled, Vector Capital Gives BV a Second Wind. It reads, “BroadVision can survive and thrive with best of breed technology.... Customers make sure you don’t jump ship...” Never doubt that we have best of breed technology. We had a cash problem that, after the closing of the acquisition, will be behind us.

Message from Chris Nicholson of Vector Capital

This deal was created to return BroadVision to a state of health, profitability and growth.  The strength that made BroadVision great—key employees, intellectual property, products and customers—is still with us. The financial issues that restrained our growth will be removed after the closing.  This is an opportunity for BroadVision and Vector Capital to create value together.

Message from Pehong Chen

In the last few years some loyal customers have had political pressure to remove BroadVision and yet they have persevered and continued their support. This deal brings relief to these customers and has made them feel like their decision to stay with BroadVision has been vindicated.

Employee Reduction is Behind Us

With the announcement of the acquisition, a reporter mistakenly communicated the order of events and wrote that employee reductions were to occur at the end of Q3. This is incorrect and all planned employee reductions are behind us. The online article has been reissued with correct information.

Message from Alex Kormushoff

There has been a lot of activity lately. We realize that the lack of communication has been difficult and would like to take this opportunity to convey the progress made by the GLC. The activities in progress and over the next few months will be focused on preparing us to move forward with a strong sense of direction as a private company.

Decision-making Framework

We have created a Decision-making Framework to collect data, synthesize the information, make decisions and then take action. This Decision-making Framework is built around a 90-day plan. The first key deliverable is planned for August 26th, when the data gathering and analysis is expected to be completed.

Phases

Data Gathering (approximately 30 days)

Decision Step (30-60 days)

Action and Results Measurements (60-90 days)

Categories

There are three categories of focus: People, Profit and Products.  Teams and team leaders have been established for each.

People (Team lead Jamie DuBois)

This is the category of number one importance. An employee satisfaction survey is in development and will be distributed for anonymous feedback. Your input is vital to develop effective employee programs. We want to make BroadVision a wonderful place to work again.

Profit (Team leads Bill Meyer and Andrea Rubei)

It is important to all of us to be in a healthy financial situation.  This area includes all revenue streams and cost structures, both tangible and intangible. We will also be soliciting your feedback in this area.

Products (Team leads Lisa Rosner and Jeremy Pollock)

This is the “voice of the customer.” In this area we seek to understand the market drivers and to develop a profitable product strategy. Taking a global approach, we will look at all product lines, including services and maintenance. In an effort to develop a customer-driven roadmap, we will conduct extensive analysis to include surveys to customers, partners and employees; customer advisory board meetings; and one-on-one interviews.

Stay tuned for more information as we make progress.

Thank you all for your continued support.

Alex

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, BroadVision intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

BroadVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BroadVision stockholders in favor of the proposed transaction. Certain executive officers and directors of BroadVision have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements, ownership interests in BroadVision’s parent company after the transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.